Exhibit 99.1

               ATC Healthcare Announces Fourth Quarter
            and Fiscal Year End 2007 Results of Operations

                 Revenue Increased 25% Year Over Year

                     Fourth Quarter Revenue Up 30%

                Business Editors/Health/Medical Writers

    LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--May 29, 2007--ATC Healthcare, Inc. (AMEX:AHN), a leader in medical staffing, today reported results for its fourth quarter and fiscal year end 2007, which ended February 28, 2007.

    Year over Year Results

    Revenues increased by $17.9 million, or 25%, to $89.4 million for the Fiscal Year ended 2007, compared to $71.5 million for Fiscal Year ended 2006. The increase in revenues resulted primarily from strong organic growth in both licensed offices and Company-owned offices. In addition, we recorded strong revenue of $7.5 million from our June 2006 acquisition of Critical Nursing Solutions. Service costs were 78.7% of total revenues for Fiscal Year ended 2007 as compared to 76.5% for Fiscal Year ended 2006. Service costs represent all direct costs of providing services to our clients. The increase was due primarily to higher wages and benefits paid to nurses based on the market conditions. As a result the Company will work to pursue higher margin business throughout Fiscal 2008.

    Income from operations for Fiscal Year ended 2007 decreased by $.2 million to $.3 million compared to $.5 million for Fiscal Year ended 2006. Net loss for Fiscal Year ended 2007 decreased by $.2 million to a loss of $(2.1) million or $(.07) per basic and diluted share compared to $(2.3) million or $(.08) per basic and diluted share for Fiscal Year ended 2006. The Company's results were impacted by $.4 million in stock-based compensation expense and $.4 million in legal expense due to a litigation settlement. In Fiscal 2008 the Company's stock-based compensation expense is expected to be lower and legal expenses should decrease.

    Fourth Quarter Results

    Revenues increased by $5.5 million, or 30%, to $23.9 million for the three months ended February 28, 2007 compared to $18.4 million for the same period 2006. Service costs were 79.6% of total revenues in the three months ended in 2007 as compared to 76.1% for the three months ended in 2006. Income from operations decreased by $.6 million from $.3 million for the three months ended in 2006 to a loss of $.3 million for the three months ended in 2007. Net loss increased by $1.0 million from a net loss of $(.2) million for the three months ended in 2006, to a net loss of $(1.2) million for the three months ended in 2007. Basic and diluted loss per share was $(.03) for the three months ended in 2007 and basic and diluted loss per share was $(.01) for the three months ended in 2006.

    Management Comments

    "We are very pleased with the continued revenue growth of 25% for Fiscal Year 2007", remarked David Savitsky, Chief Executive Officer. "As anticipated, our acquisition of Critical Nursing Solutions in June has contributed nicely to these revenue increases. Equally exciting is that our existing offices have shown significant organic growth and we have also added offices to penetrate and grow certain territories. As we enter a new year of operations we believe the demand for temporary nurses and our services will continue to increase. In Fiscal 2008 we are working towards attracting higher margin business while working diligently to control our expenses. As we continue to grow revenues, we look forward to ATC attaining profitability."

    ATC Fourth Quarter and Year End Earnings Call

    In conjunction with this release, management will host a conference call to discuss the earnings release at 1:00 PM EST, on Thursday, May 31, 2007. To listen to the call, participants in the US and Canada should dial: (800) 238-9007, five minutes prior to the start time of the call. The access code is 3664180. A telephonic replay of the call may be accessed by dialing (888) 203-1112 and entering access code 3664180. The replay will be available from 3:30 PM EDT, on May 31, 2007 until midnight, Central Standard Time, June 1, 2007. This release, along with any additional financial or statistical information to be presented on the call, will be archived on the Corporate Press Releases section of our website, www.atchealthcare.com

    Forward Looking Statements

    Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words -- "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future revenue, business strategy and cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended February 28, 2006. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other healthcare facilities with 52 locations in 31 states. ATC provides supplemental staffing, outsourcing and human resource solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their website at www.atchealthcare.com.



                ATC HEALTHCARE, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
            (dollars in thousands, except per share data)

                     For the Three Months      For the Fiscal Years
                             Ended                     Ended
                   ------------------------- -------------------------
                   February 28, February 28, February 28, February 28,
                       2007         2006         2007         2006
                          (Unaudited)
REVENUES:
  Service revenues $    23,856  $    18,367  $    89,401  $    71,528
                   ---------------------------------------------------

COSTS AND
 EXPENSES:
  Service costs         18,994       13,986       70,394       54,721
  General and
   administrative
   expenses              4,727        3,974       17,896       15,830
  Depreciation and
   amortization            135           77          510          517
  Loss on
   litigation
   settlement              342            -          342            -
                   ---------------------------------------------------
     Total
      operating
      expenses          24,198       18,037       89,142       71,068
                   ---------------------------------------------------

INCOME (LOSS) FROM
 OPERATIONS:              (342)         330          259          460
                   ---------------------------------------------------

INTEREST AND OTHER
 EXPENSE (INCOME):
  Interest
   expense, net            761          435        2,292        2,188
  Other expense
   (income), net           213           70          173          (23)
                   ---------------------------------------------------
    Total interest
     and other
     expense
     (income)              974          505        2,465        2,165
                   ---------------------------------------------------

LOSS FROM
 CONTINUING
 OPERATIONS BEFORE
 INCOME TAXES           (1,316)        (175)      (2,206)      (1,705)
                   ---------------------------------------------------

INCOME TAX
 (BENEFIT)
 PROVISION                (100)           -          (47)          50
                   ---------------------------------------------------

NET LOSS FROM
 CONTINUING
 OPERATIONS             (1,216)        (175)      (2,159)      (1,755)
                   ---------------------------------------------------

DISCONTINUED
 OPERATIONS:
Loss from
 discontinued
 operations net of
 tax benefit of
 $1,452 in Fiscal
 2005                        -            -            -         (577)
                   ---------------------------------------------------
NET LOSS           $    (1,216) $      (175) $    (2,159) $    (2,332)
                   ---------------------------------------------------

DIVIDENDS ACCRETED
 TO PREFERRED
 STOCKHOLDERS'              19          119          526          273
                   ---------------------------------------------------

NET LOSS AVAILABLE
 TO COMMON
 STOCKHOLDERS'     $    (1,235) $      (294) $    (2,685) $    (2,605)
                   ===================================================

Loss Per Share:
Loss from
 continuing
 operations:
Loss per basic and
 diluted common
 share             $      0.03  $      0.01  $     (0.07) $     (0.06)
                   ===================================================
Loss from
 discontinued
 operations:
Loss per basic and
 diluted common
 share             $         -  $         -  $         -  $     (0.02)
                   ===================================================
Net loss:
Loss per basic and
 diluted common
 share             $      0.03  $      0.01  $     (0.07) $     (0.08)
                   ===================================================

Weighted average
 basic and dilute
 common shares
 outstanding            40,619       36,898       39,394       31,955
                   ===================================================

    CONTACT: ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             or
             Investors:
             Alliance Advisors
             Alan Sheinwald, 914-669-0222
             asheinwald@allianceadvisors.net